EXHIBIT 23.2

[STEGMAN LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders
Omninet International Ltd.
Hamilton, Bermuda HMII

         We hereby consent to the inclusion of our report dated May 21, 2004 relating to the balance sheet of Omninet International Ltd (the "Company") as of February 29, 2004 and the related statement of operations, changes in stockholders' equity and cash flows for the year then ended in the Company's Form 20-F for the year ended February 29, 2004 to be filed with the Securities and Exchange Commission.

                                                           /s/ Stegman & Company
                                                           ---------------------
                                                               Stegman & Company


Baltimore, Maryland
June 25, 2004




     Suite 200, 405 East Joppa Road Baltimore, Maryland 21286 o 410 823-8000
                     o Fax: 410-296-4815 o www.stegman.com o